UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 13, 2021

MAGNACHIP SEMICONDUCTOR CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-34791	83-0406195
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

c/o MagnaChip Semiconductor S.A. 1, Allée Scheffer, L-2520 Luxembourg, Grand Duchy of Luxembourg
(Address of Principal Executive Offices)

Not Applicable

(Zip Code)

(352) 45-62-62

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	MX	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Rights Agreement

On December 12, 2021, the Board of Directors of Magnachip Semiconductor Corporation, a Delaware corporation (the “Company”), authorized and declared a dividend of one preferred stock purchase right (a “Right” and collectively, the “Rights”) for each share of the Company’s common stock, par value $0.01 per share (the “Common Stock”), outstanding at the close of business on December 23, 2021 (the “Record Date”). Each Right, once exercisable, will entitle the registered holder to purchase from the Company one one-thousandth of a share of Series A-1 Junior Participating Preferred Stock, par value $0.01 per share (the “Preferred Stock”), at a purchase price of $80, subject to adjustment (the “Purchase Price”). The specific terms of the Rights are contained in the Rights Agreement, dated as of December 13, 2021 by and between the Company and American Stock Transfer & Trust Company, LLC, as Rights Agent (the “Rights Agreement”).

The following summary of the principal terms of the Rights Agreement is a general description only and is qualified in its entirety by the full text of the Rights Agreement which is attached as Exhibit 4.1 hereto and incorporated by reference herein. Capitalized terms used but not otherwise defined herein will have meanings given to such terms in the Rights Agreement.

The Rights. Initially, the Rights will trade with, and will be inseparable from, the Common Stock. The Rights will be evidenced (unless earlier expired, redeemed or terminated) by the certificates for the Common Stock (or, in the case of uncertificated shares of Common Stock, by the book-entry account that evidences record ownership of such shares) and not by separate Right Certificates. The registered holders of the Common Stock will be deemed to be the registered holders of the associated Rights. Rights are issued to all shares of Common Stock outstanding as of the Record Date or issued (on original issuance or out of treasury) after the Record Date but before the earlier of the Distribution Date described below and the Expiration Date. Before the exercise of the Rights, the Rights do not give their holders any rights as stockholders of the Company, including the right to vote or to receive dividends.

Exercisability. The Rights become exercisable and separate from the Common Stock on the Distribution Date.    The “Distribution Date” means the earlier of:

•

The tenth day after the public announcement or disclosure by the Company or any person or group of affiliated or associated persons that any person or group of affiliated or associated persons has become an “Acquiring Person” by obtaining beneficial ownership of 12.5% (or 20% in the case of a Passive Institutional Investor) or more of the Company’s outstanding Common Stock (the “Stock Acquisition Date”) (or, if the Board determines on or before such tenth day to effect an exchange in accordance with the terms of the Rights Agreement and determines that a later date is advisable, such later date that is not more than twenty days after the Stock Acquisition Date); or

•

The tenth business day (or such later date as the Board of Directors may designate before a person or group of affiliated or associated persons becomes an Acquiring Person) after the commencement of, or first public announcement of the intent of any person to commence, a tender or exchange offer by any person or group of affiliated or associated persons, which would, if consummated, result in such person or group becoming an Acquiring Person;

The Distribution Date shall in no event be prior to the Record Date.

“Passive Institutional Investor” is defined generally as any person who has reported beneficial ownership of shares of Common Stock on Schedule 13G under the Securities Exchange Act of 1934 (the “Exchange Act”).

A person beneficially owns securities that such person or any of its affiliates or associates, directly or indirectly, beneficially owns (as determined pursuant to Rule 13d-3 and Rule 13d-5 under the Exchange Act as in effect on the date hereof), or, subject to certain exceptions, has the right or obligation to acquire or to vote pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, rights, warrants or options or otherwise. A person shall also be deemed to beneficially own any securities that are beneficially owned, directly or indirectly, by any other person (or any of its affiliates or associates) and with respect to such person (or its affiliates or associates) has any agreement, arrangement or understanding for the purpose of acquiring, holding voting or disposing any such securities or are in respect of any Synthetic Long Positions held by such person or its affiliates or associates that (1) are disclosed pursuant to a Schedule 13D or Schedule 13G under the Exchange Act or (2) if not disclosed on a Schedule 13D or Schedule 13G, if and only if the Board determines that such person shall be deemed to be the beneficial owner of, and to beneficially own, the Common Stock in respect of such Synthetic Long Positions. A “Synthetic Long Position” is any option, warrant, swap, participation, convertible security, stock appreciation right or other right or derivative transaction (in each case other than the Rights), whether or not presently exercisable, that has an exercise or conversion privilege or a settlement payment or mechanism at a price related to Common Stock or a value determined in whole or in part with reference to, or derived in whole or in part from, the market price or value of Common Stock (without regard to whether (a) such right or derivative transaction conveys any voting rights in such Common Stock to such Person, (b) such right or derivative transaction is subject to settlement in whole or in part in cash, Common Stock or other property or (c) such Person may have entered into other transactions that hedge or offset the economic effect of such right or derivative transaction) and that increases in value as the value of Common Stock increases or that provides to the holder of such right an opportunity, directly or indirectly, to profit or share in any profit derived from any increase in the value of Common Stock.

The Rights will not become exercisable due solely to the ownership of Common Stock by existing stockholders who own 12.5% (or 20% in the case of a Passive Institutional Investor) or more of the Company’s outstanding Common Stock as of the date of the Rights Agreement unless any such stockholder increases its Beneficial Ownership of the Common Stock to an amount equal to or greater than the greater of (i) 12.5% (or 20% in the case of a Passive Institutional Investor) and (ii) the sum of (x) the lowest Beneficial Ownership of such stockholder as a percentage of the outstanding Common Stock as of any time from and after the date of the Rights Agreement plus (y) 1.0%. Furthermore, the Rights will not be exercisable if the Company’s Board of Directors determines in good faith that a person or group of affiliated or associated persons has become an Acquiring Person inadvertently and such person or group reduces its holdings below 12.5% (or 20% in the case of a Passive Institutional Investor) of the Company’s outstanding Common Stock as promptly as practicable. Finally, the Rights will not be exercisable if the Company repurchases some of its own Common Stock and, as a result, a person’s or group’s holdings constitute 12.5% (or 20% in the case of a Passive Institutional Investor) or more of the remaining outstanding Common Stock so long as such person or group does not make any further acquisitions of the Common Stock after the repurchase.

Issuance of Right Certificates.    Before the Distribution Date, the Rights will be evidenced by the Common Stock certificates (or, if the Common Stock is uncertificated, by the book-entry account that evidences record ownership of such Common Stock) and will be transferred with and only with such Common Stock certificates. After the Distribution Date, the Rights Agent will mail separate certificates evidencing the Rights to each record holder of the Common Stock (or, if so agreed by the Company and Rights Agent in the case of uncertificated Common Stock, by appropriate changes to the book-entry account that evidences record ownership of such Common Stock) at the close of business on the Distribution Date. Thereafter, the Rights will be transferable separately from the Common Stock. Any Rights held by an Acquiring Person are null and void and may not be exercised.

Consequences of a Person or Group Becoming an Acquiring Person.

•

Flip-In. If any person or group of affiliated or associated persons becomes an Acquiring Person, then, after the Distribution Date, each Right (other than Rights beneficially owned by the Acquiring Person and certain affiliated persons or transferees thereof) will entitle the holder to purchase, for the Purchase Price, a number of shares of Common Stock having a market value of twice the Purchase Price.

•

Flip-Over. Alternatively, if, after any person or group of affiliated or associated persons becomes an Acquiring Person, (1) the Company is involved in a merger or other business combination in which the Company is not the surviving corporation or its Common Stock is changed into or exchanged for other securities or assets; or (2) the Company or one or more of its subsidiaries sell or otherwise transfer assets or earning power aggregating more than 50% of the assets or earning power of the Company and its subsidiaries, taken as a whole, then each Right will entitle the holder to purchase, for the Purchase Price, a number of shares of common stock of the other party to such business combination or sale (or in certain circumstances, an affiliate) having a market value of twice the Purchase Price.

Expiration. The Rights will expire at the close of business on December 12, 2022 unless earlier redeemed or exchanged by the Company, as discussed below.

Redemption. The Board of Directors may redeem all of the Rights for $0.001 per Right at any time before any person or group of affiliated or associated persons becomes an Acquiring Person. If the Board redeems any Right, it must redeem all of the Rights. Once the Rights are redeemed, the right to exercise the Right will terminate and, thereafter, the only right of the Rights holders will be to receive the redemption price of $0.001 per Right. The redemption price may be adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date of the Rights Agreement.

Exchange. At any time on or after any person or group of affiliated or associated persons becomes an Acquiring Person (but before any person or group of affiliated or associated persons becomes the owner of 50% or more of the Company’s outstanding Common Stock), the Board of Directors may exchange all or part of the Rights (other than the Rights beneficially owned by the Acquiring Person and certain affiliated persons) for shares of Common Stock at an exchange ratio of one share of Common Stock per Right.

Anti-Dilution Provisions. The Board of Directors may adjust the Purchase Price of the Preferred Stock, the number and kind of shares of Preferred Stock issuable and the number of outstanding Rights to prevent dilution that may occur from a stock dividend, stock split or reclassification of the Preferred Stock. No adjustments to the Purchase Price of less than 1% will be made.

Amendments. For so long as the Rights are redeemable, the Rights Agreement may be amended in any respect without the approval of any holders of shares of Common Stock. At any time when the Rights are no longer redeemable, the Company may amend the Rights Agreement without the approval of any Rights holders if the amendment does not (i) adversely affect the interests of the Rights holders as such (other than any Acquiring Person and certain affiliated persons); (ii) cause the Rights Agreement again to become amendable other than in accordance with the Rights Agreement; or (iii) cause the Rights again to become redeemable.

Preferred Stock Provisions. Each share of Preferred Stock, if issued:

•	will not be redeemable;

•

will entitle holders to receive, when, as and if declared by the Board of Directors, quarterly dividend payments in an amount per share equal to 1,000 times the aggregate per share amount of all cash dividends, and 1,000 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock since the immediately preceding Quarterly Dividend Payment Date, or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series A-1 Junior Participating Preferred Stock;

•

will entitle holders upon liquidation to $1,000 per share of the Preferred Stock, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment;

•

will entitle holders to the same voting power as one thousand shares of Common Stock on all matters submitted to a vote of the stockholders of the Company, and each fractional share of the Preferred Stock will entitle the holder thereof to a pro rata fractional vote; and

•

will entitle holders to a per share payment equal to one thousand times the aggregate amount of stock, securities, cash and any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged via merger, consolidation, or a similar transaction.

Each authorized fractional share of Preferred Stock will entitle the holder thereof to a pro rata fraction of the foregoing. The value of one one-thousandth of a share of Preferred Stock should approximate the value of one share of Common Stock.

Termination Agreement

As previously disclosed, on March 25, 2021, Magnachip Semiconductor Corporation, a Delaware corporation (the “Company”), South Dearborn Limited, an exempted company incorporated in the Cayman Islands with limited liability (“Parent”) formed by an affiliate of Wise Road Capital LTD (“Wise Road”), and Michigan Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”), entered into an Agreement and Plan of Merger (as may be amended, supplemented or modified, the “Merger Agreement”). The Merger Agreement provides that, among other things, and subject to the terms and conditions thereof, Merger Sub will be merged with and into the Company (the “Merger”), with the Company continuing its corporate existence under the General Corporation Law of the State of Delaware as the surviving corporation in the Merger and becoming a wholly owned subsidiary of Parent.

The closing of the Merger was subject to certain conditions, including clearance by the Committee on Foreign Investment in the United States (“CFIUS”) under the Defense Production Act of 1950, as amended. As previously reported, in September 2021, the Company and Parent submitted a request to withdraw and re-file their joint voluntary notice to CFIUS to allow more time for review and discussion with CFIUS in connection with the Merger. The Company and Parent have now been advised that CFIUS clearance of the Merger will not be forthcoming and have received permission from CFIUS to withdraw their joint filing. In connection therewith, the Company and Parent have entered into a Termination and Settlement Agreement, dated December 13, 2021 (the “Termination Agreement”), pursuant to which they will mutually terminate the Merger Agreement, with Parent paying the Company a fee of $70.2 million (the “Parent Fee”), of which $51.0 million (the “Parent Initial Fee”) will be paid promptly and $19.2 million will be deferred up to March 31, 2022 (and which deferred amount shall be secured by a new standby letter of credit (the “Amended Standby Letter of Credit”)). In connection with the termination of the merger agreement, the parties will also be releasing each other and certain related parties from certain claims and liabilities arising out of or relating to the Merger Agreement, certain other documents executed in connection therewith or the transactions contemplated thereby. Other than the Parent Fee, neither the Company nor Parent will incur any termination fees in connection with the termination of the Merger Agreement.

The termination of the Merger Agreement pursuant to the Termination Agreement will not be effective until confirmation of receipt by the Company of the Parent Initial Fee and the Amended Standby Letter of Credit. Until such time, the Merger Agreement will remain in full force and effect, except that (i) if the Merger Agreement is terminated under any circumstance other than pursuant to the Termination Agreement, there will be no duplication of payments such that the Company could receive more than the Parent Fee; (ii) from and after the date of the Termination Agreement, Parent cannot terminate the Merger Agreement unilaterally without the prior written consent of the Company and (iii) from and after the date of the Termination Agreement, none of the Company, Parent or Merger Sub will be bound by, or otherwise be required to comply with, any of the covenants applicable to it set forth in Article V (Covenants) of the Merger Agreement, other than (A) with respect to Parent, Section 5.11 (Fees and Expenses) and Section 5.15(d) (Financing Cooperation), and (B) with respect to the Company, Section 5.11 (Fees and Expenses).

The foregoing description of the Termination Agreement does not purport to be complete and is qualified in its entirety by reference to the Termination Agreement, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 1.02.	Termination of a Material Definitive Agreement.

The information set forth under the heading “Termination Agreement” in Item 1.01 of this Current Report on Form 8-K is incorporated by reference herein.

Item 3.03.	Material Modification to Rights of Security Holders

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference herein.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

In connection with the adoption of the Rights Agreement referenced in Item 1.01 above, the Board of Directors of the Company approved a Certificate of Designation of Series A-1 Junior Participating Preferred Stock (the “Certificate of Designation”). The Company filed the Certificate of Designation with the Secretary of State of the State of Delaware on December 13, 2021. The Certificate of Designation is attached as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference. The information set forth under Item 1.01 above is incorporated herein by reference.

Item 7.01.	Regulation FD Disclosure.

On December 13, 2021, the Company and Parent issued a press release announcing the termination of the Merger Agreement. A copy of the joint press release is attached hereto as Exhibit 99.1 and incorporated in its entirety herein by reference.

In accordance with General Instruction B.2 of Form 8-K, the information set forth in this Item 7.01, including Exhibit 99.1, is furnished pursuant to Item 7.01 and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 8.01.	Other Events.

On December 13, 2021, the Company issued a press release describing the Termination Agreement, dividend distribution and the Rights. A copy of the press release is included herein as Exhibit 99.1, which is incorporated herein by reference.

Forward Looking Statements

This communication contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are subject to the safe harbor created thereby. Statements that are not historical or current facts, including statements about beliefs and expectations, are forward-looking statements. These forward-looking statements are often, but not always, made through the use of words or phrases such as “may,” “will,” “will be,” “anticipate,” “estimate,” “plan,” “project,” “continuing,” “ongoing,” “expect,” “believe(s),” “intend,” “predict,” “potential,” “future,” “strategy,” “opportunity” and similar words or phrases or the negatives of these words or phrases. Forward-looking statements involve inherent risks and uncertainties, and important factors could cause actual results to differ materially from those anticipated, including, but not limited to: legal proceedings, judgments or settlements, including those that may be instituted against the Company, the Board and the Company’s executive officers and others following the announcement of the termination of the proposed transaction; disruptions of current plans and operations caused by the termination of the proposed transaction; potential difficulties in employee retention due to the termination of the proposed transaction; the response of customers, suppliers, business partners and regulators to the termination of the proposed transaction; and other risks and uncertainties and the factors identified under “Risk Factors” in Part I, Item 1A of the Company’s Annual Report on Form 10-K for the year ended December 31, 2020, and updated in subsequent reports filed by the Company with the SEC. These reports are available at www.magnachip.com or www.sec.gov. Forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update them in light of new information or future events.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are furnished as part of this report:

Exhibit No.	Description

3.1	Certificate of Designation of Series A-1, Junior Participating Preferred Stock of Magnachip Semiconductor Corporation, as filed with the Secretary of State of Delaware on December 13, 2021.

4.1	Rights Agreement, dated as of December 13, 2021, between the Company and American Stock Transfer & Trust Company, LLC, which includes as Exhibits thereto the Form of Certificate of Designation, the Form of Right Certificate and the Summary of Terms attached thereto as Exhibits A, B and C, respectively.

10.1	Termination and Settlement Agreement, dated as of December 13, 2021, by and between Magnachip Semiconductor Corporation and South Dearborn Limited.

99.1	Press release dated December 13, 2021.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 13, 2021

MAGNACHIP SEMICONDUCTOR CORPORATION

By:	/s/ Theodore Kim
Name:	Theodore Kim
Title:	Chief Compliance Officer, General Counsel and Secretary